EXHIBIT 10.8

                             TERMINATION AGREEMENT

     This Termination Agreement is entered into THIS 18 DAY OF JUNE, 1997, by and between Ezcony Interamerica Inc. and its subsidiaries (collectively, "Employer") and Ezra Homsany ("Employee").

                                    RECITALS

     WHEREAS, Employee is an officer of all entities included within the definition of "Employer" and is a director of several such entities, including Ezcony Interamerica Inc.;

     WHEREAS, Employee and Employer have decided terminate their relationship as it currently exists and provide for a transitional relationship THROUGH
DECEMBER 31, 1999.

                                   COVENANTS

     In consideration of the mutual covenants set forth below, Employer and Employee agree as follows:

     1. Employee's rights and responsibilities as an employee and officer of all entities included within the definition of "Employer" and as a director of all such entities other than Ezcony Interamerica Inc. are terminated effective the close of business on JUNE 30,1997, and Employee hereby resigns from all such positions effective that date. Until such date, however, Employee shall continue in his current capacities and Employer shall continue to pay Employee his current rate of salary and provide Employee his current fringe benefits, which benefits consist OF HEALTH INSURANCE FOR EMPLOYEE AND HIS ELIGIBLE SPOUSE AND DEPENDENT CHILDREN, LIFE AND DISABILITY INSURANCE, TWO VEHICLES AND CELLULAR PHONE SERVICES (HEREUNDER COLLECTIVELY REFERRED TO AS THE "BENEFITS").

     2. FROM JULY 1 THROUGH DECEMBER 31, 1997, EMPLOYEE SHALL SERVE AS A CONSULTANT TO EMPLOYER ON THE FOLLOWING TERMS:

        a. Upon reasonable notice, Employee shall make himself available for a maximum of ten (10) hours per week to provide consulting services (such as rendering advice to Employer regarding the marketing of new products or the penetration of new markets by Employer), as needed by Employer, which consulting services shall be rendered in Employer's office in Miami, Florida, if Employer so requires;

        B. EMPLOYER SHALL PAY EMPLOYEE $22,900 PER MONTH (PAYABLE TWICE MONTHLY IN EQUAL INSTALLMENTS AS A CONSULTANT for the months of July through November, and shall provide Employee with all Benefits for the same months; and

        c. Employer shall have no obligation to pay Employee any monetary compensation for the month of December 1997, but shall provide Employee with the Benefits for that month.

     3. FROM JANUARY 1, 1998 THROUGH DECEMBER 31, 1999, EMPLOYEE SHALL SERVE AS A CONSULTANT TO EMPLOYER ON THE FOLLOWING TERMS:

        a. Upon reasonable notice, Employee shall make himself available for a maximum of eight (8) hours per week to provide consulting services (such as rendering advice to Employer regarding the marketing of new products or the penetration of new markets by Employer), as needed by Employer, which consulting services may be rendered at Employer's office in Panama, as Employee anticipates he will be living in Panama during this period of time;

        B. EMPLOYER SHALL PAY EMPLOYEE $9,541 PER MONTH (PAYABLE TWICE MONTHLY) IN EQUAL INSTALLMENTS) AS A CONSULTANT FOR THE MONTHS OF JANUARY 1998 THROUGH DECEMBER 1999; AND

        c. Employer shall provide Employee and his spouse and dependent children with health insurance coverage in Panama similar to that which it provides to its other Panama-based employees for the months of January 1 through June 30, 1998, but shall have no obligation to provide any other Benefits to Employees after December 31, 1997.

     4. On January 1, 1998, Employer shall pay Employee the following sums:

        a. $25,000 as compensation for Employee's loss of use of the two company vehicles; provided to him as a fringe benefit; and

        b. $7,270.11 REPRESENTING THE FULL VALUE, BASED ON A PER DIEM RATE OF $1053.64, OF ALL OF EMPLOYEE'S ACCRUED BUT UNUSED VACATION TIME AS OF JUNE 30, 1997 (EMPLOYEE SHALL NOT ACCRUE ANY VACATION TIME AFTER THAT DATE AND SHALL NOT RECEIVE ANY COMPENSATION FOR ANY UNUSED SICK TIME OR PERSONAL DAYS).

     5. The parties anticipate that Employee will remain a director of Ezcony Interamerica Inc. due to his family's stock holdings in that company. It is agreed that as of July 1, 1997, Employee shall be treated as a non-employee director of such company for PURPOSES OF DIRECTOR COMPENSATION (WHICH SHALL BE PAID TO EMPLOYEE IN ADDITION TO THE AMOUNTS TO BE PAID TO EMPLOYEE PURSUANT TO PARAGRAPHS 2, 3 AND 4 ABOVE). And the pending balance of the 1996 Bonus which is $38,000.00.

     6. EMPLOYEE SHALL, ON OR BEFORE JUNE 30, 1997, EXECUTE THE EMPLOYER'S STANDARD NON-COMPETE AND CONFIDENTIALITY AGREEMENT, in the form attached hereto as Exhibit "A", which agreement shall have a non-compete term of three years to run from July 1, 1997.

     7. Employee shall remain a guarantor on all of Employer's credit on which he is currently a guarantor, but he shall be under no obligation to become a guarantor on any additional credit Employer might secure after the date this Agreement is executed. For purposes of this agreement, additional credit shall not include renewals of existing credit on which there are no materially adverse changes in credit terms. Employee shall receive no additional compensation for serving as a guarantor as described herein.

     8. EMPLOYER HEREBY WAIVES THE REQUIREMENT THAT EMPLOYEE EXERCISE VESTED OPTIONS WITHIN NINETY DAYS AFTER TERMINATION AND ALSO HEREBY FULLY VESTS EMPLOYEE IN HIS EXISTING OPTIONS. ALL OF EMPLOYEE'S OPTIONS, TO THE EXTENT NOT EXERCISED, SHALL EXPIRE AT THE CLOSE OF BUSINESS ON JUNE 28, 2002. EMPLOYEE'S OPTIONS SHALL CONTINUE TO BE SUBJECT TO THE TERMS AND CONDITIONS OF THE AMENDED AND RESTATED EZCONY INTERAMERICA INC. 1992 STOCK OPTION PLAN.

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

     9. Except for obligations arising pursuant to this Agreement, Employer and Employee hereby mutually release and discharge each other from all civil liabilities, claims, causes of action, contracts, liabilities and obligations of any kind that one may owe to the other, or that one may claim against the other, whether known or unknown, reported or unreported, relating to or arising from Employee's employment by Employer and services as an officer or director of Employer, which either party ever had; may have had, or has against the other party, to the date of this Agreement.

     10. Press releases in the form attached hereto as Exhibit "B" related to the termination of his Employee's employment with Employer or his resignation as an officer or director of employer shall be used by Employer, subject only to the Employer's SEC disclosure obligations.

     11. Any services of Employee requested by Employer that exceed those required by this Agreement will require Employee's prior consent which Employee may refuse to grant for any reason whatsoever, and reasonable compensation.

     12. This Agreement constitutes the entire agreement between the parties. Each party represents to the other that no promises, inducements or representations were made to it that are not incorporated into this Agreement.

     13. Employee acknowledges that he has been advised to and has been given an opportunity to consult counsel of his choosing before executing this Agreement. Employee understands that this Agreement materially affects his legal rights. Employee represents to employer that he understands this Agreement and all of its terms, and that he is executing this Agreement of his own free will and without duress of any kind.

     14. Other than the obligations of the non-compete and confidentiality agreement described in paragraph six above, all covenants of this agreement are dependent in nature and, therefore, any material breach shall excuse future performance by the non-breaching party.

/s/ EZRA HOMSANY                                          Date: 6/18/97
--------------------------                                     --------
Ezra Homsany

/s/ EZRA COHEN                                            Date: 6/27/97
--------------------------                                     --------
Ezra Cohen, as President
of Ezcony Interamerica, Inc.,
as President of Ezcony International,
Inc., as President of Ezcony Trading
Corp., and as Secretary of New World
Interactive, Inc.

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

                 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

     This Agreement is between Ezcony Interamerica Inc. on behalf of itself and its direct and indirect subsidiaries as more particularly set forth in Recital "A" below (as context permits, individually or collectively the "Corporation"), and Ezra Homsany (the "Employee").

                                     RECITALS

     A. Ezcony Interamerica Inc. and its direct and indirect subsidiaries (including but not limited to Ezcony International Corp., Ezcony Trading Corp., New World Interactive Corp., New World Interactive, Inc. and Ezcony Cellular, Inc.) are engaged in the business of buying and selling consumer and other electronics, hardware and software around the world. Of critical importance to the Corporation's operations are the identity of its suppliers and customers, and knowledge of the price and terms on which it buys and sells, and its localization process for CD Rom and other software. In addition to this confidential information, the Corporation is also the owner of certain other confidential information, as defined herein, which is a valuable and unique asset of the Corporation and which is essential for the continuation of the business of the Corporation, including but not limited to localization processes for CD Rom software and the end products of such processes.

     B. Employee is and officer and director of Ezcony Interamerica Inc. and a director of one or more of the entities that are included in the term "Corporation" as defined above, including Ezcony Interamerica Inc.

     C. During the relationship between the Employee and the Corporation, the Employee was exposed to or entrusted with all or part of the Confidential Information to of the Corporation so that the Employee could perform the services contemplated in his relationship with the Corporation.

     D. Employee and the Corporation have decided to terminate their current relationship effective the CLOSE OF BUSINESS JUNE 30, 1997 except that Employee will remain a director of Ezcony Interamerica Inc.

     E. The Corporation has one or more legitimate business interests in maintaining the secrecy and limiting the disclosure of its Confidential Information, namely that such Confidential Information constitutes trade secrets or is otherwise considerably valuable to the Corporation and is necessary for maintaining the Corporation's relationships with prospective or existing customers or clients and is further necessary to maintain the Corporation's established goodwill.

     F. The parties acknowledge that as a result of the Employee's relationship with the Corporation, the Employee acquired knowledge of the Confidential Information which will give the Employee, or any subsequent employer of the Employee which competes with the Corporation, and unfair commercial advantage over the Corporation if the Employee should engage in any competitive practice with the Corporation, as defined herein.

     G. The parties desire to provide assurance to the Corporation for the safeguarding of the Confidential Information.

                                   AGREEMENT

     In consideration of the mutual covenants contained herein and other good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties agree as follows:

     1. RECITALS. The foregoing recitals are true and correct and are incorporated herein.

     2. CONFIDENTIAL INFORMATION. The Employee acknowledges that in and as a result of the Employee's relationship with the Corporation, the Employee made use of, acquired and added to confidential information of a special and unique nature as set forth in Recital "A" above, and which also includes such matters as the Corporation's patents, copyrights, proprietary information, processes for and the end products of CD Rom localization, trade secrets, systems, procedures, manuals, confidential reports, and lists of customers or clients, which are deemed for all purposes confidential and proprietary, as well as the nature and type of services the Corporation renders, the equipment and methods used by the Corporation or the customers or clients of the Corporation, and the fees that the customers or clients pay to the Corporation (the "Confidential Information"). The Employee acknowledges that the Confidential Information is a valuable, special and unique asset of the Corporation's business which is essential to the continuation of the business of the Corporation.

     3. CONFIDENTIALITY. The Employee agrees to keep in strict secrecy and confidence any and all Confidential Information the Employee assimilated or to which the Employee had access during his relationship with the Corporation that has not been publicly disclosed and is not a matter of common knowledge with respect to the business in which the Corporation is engaged. The Employee agrees that he will not, without the Corporation's prior written consent, disclose any such Confidential Information to any third person or entity.

     4. EMPLOYEE'S COVENANTS TO THE CORPORATION. The Employee makes the following covenants with the Corporation (the "Employee's Covenants"):

         (a) The Employee covenants to the Corporation and agrees that the employee shall not, directly or indirectly, divulge or disclose for any purpose whatsoever any Confidential Information that the Employee has obtained or which has been disclosed to him as a result of the Employee's relationship with the Corporation.

         (b) The Employee covenants to the Corporation and agrees that for a period of three (3) years after July 1, 1997 (7/1/97-6/30/2002), the Employee shall not, directly or indirectly, in the states of

California, Texas and Florida and in Central and South America, Mexico, or the Caribbean basin, enter into or engage in a business which competes with any business engaged in by the Corporation during the one year period preceeding the date of this Agreement, either as an individual on his own account, or as a partner or employee for any person, or as an officer, director, or stockholder of a corporation, or otherwise.

     The Employee shall have the right to request from the Corporation in advance a statement from the Corporation that a contemplated business or position is not competing within the terms of this Agreement, and if the Employee receives such a statement or if within 30 days of such a request the employee does not receive a negative reply from the Corporation, the Employee may assume and the Corporation shall be deemed to have agreed that the contemplated business or accepting the position. It is specifically agreed, as an exception to the prohibitions of the first paragraph of this section 5(b), that if Employee works for a "publisher," such work shall not constitute a violation of this paragraph 5(b). This exception shall not relieve Employee of any of the other covenants contained in this section 5. For purpose of this exception, a "publisher" is a company that creates and manufactures CD Rom or other software and sells licenses such products to the Corporation or companies at the Corporation's level in the distribution process, but that does not compete with the Corporation or sell such products to the Corporation's customers, or purchasers at the level of the Corporation's customers in the distribution process.

         (c) The Employee covenants to the corporation and agrees that for a period of three (3) years after July 1, 1997, the Employee will not, directly or indirectly, as an independent contractor, employee, consultant, partner, joint venturer, or otherwise, solicit any of the employees of the Corporation or its affiliates to terminate their employment with the Corporation.

         (d) The employee covenants to the Corporation and agrees that for a period of three (3) years after July 1, 1997, the employee will not, directly or indirectly, as an independent contractor, employee, consultant, partner, joint venturer, and otherwise, solicit any customer of the Corporation which the Employee knows or reasonably believes to be a major customer of the Corporation, as defined below, without the Corporation's prior written consent. "Major customer" MEANS ANY CUSTOMER WHICH HAS A LINE OF CREDIT FROM THE CORPORATION OF $300,000 OR MORE.

         (e) The period of time during which the Employee is prohibited from engaging in such business practices pursuant to the above paragraphs shall be extended by any length of time during which the Employee is in breach of such covenants.

         (f) the parties hereto understand that each if the Employees Covenants is a separate and essential element of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Corporation would not have agreed to enter into the Termination Agreement by and between the Employee and the Corporation dated on or about of even date herewith
(the "Termination Agreement"). Such covenants by the Employee shall be construed as

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

covenants made by the Employee to the Corporation that are independent of any other provision in this Agreement.

     5.  REASONABLENESS OF RESTRICTIONS.

         (a) The Employee has carefully read and considered the Employee's Covenants, and agrees that the restrictions set forth therein, including but not limited TO THE TIME PERIOD AND GEOGRAPHICAL RESTRICTIONS, are fair and reasonable and are required for the protection of the legitimate business interests of the Corporation with respect to its customers or clients, as set forth in Recital "E" above.

         (b) Notwithstanding the above, the Employee and the Corporation agree that if any portion of the Employee's Covenants are held to be unreasonable, arbitrary, against public policy, or otherwise unenforceable, then such portion shall be considered divisible both as to time and geographical area. The parties further agree that if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to Section 5 above to be unreasonable, arbitrary, against public policy, or otherwise unenforceable, then the Corporation may enforce against the Employee a lesser time period or geographical area determined by a court of competent jurisdiction to be reasonable, non-arbitrary, not against public policy, and otherwise enforceable. The parties agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business the Corporation conducts.

     6. SPECIFIC PERFORMANCE IN CASE OF BREACH OF THE EMPLOYEE'S COVENANTS. The Employee agrees that damages at law will be an insufficient remedy to the Corporation in the event the Employee violates the Employee's Covenants, and that the Corporation shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such paragraphs, which relief shall be in addition to any other rights or remedies available to the Corporation.

     7. COMPLIANCE WITH OTHER AGREEMENTS. The Employees warrants that his execution of this Agreement and his performance of any obligations hereunder will not conflict with, result in the breach of any provision of, cause the termination of, or constitute a default under any agreement to which the Employee is a party or by which the Employee is or may be bound.

     8. CONSOLIDATION, MERGER, OR SALE OF ASSETS. Nothing in this Agreement shall prevent the Corporation from consolidating or merging into or with, or transferring all or substantially all of its assets to, another business or entity that assumes this Agreement and all obligations and undertakings of the Corporation hereunder. Upon such a consolidation, merger, or transfer of assets and assumption, the term "the Corporation" as used herein shall mean such other business or entity and this Agreement shall continue in full force and effect, subject to the Employee's right of termination as may be provided herein.

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


     9. NOTICE. Any notice to the Employee required by this Agreement shall be sent via certified mail, return receipt requested, or hand-delivered or given to the Employee by the Corporation at the Employee's address maintained in the Corporation's files and used by the Corporation for the purpose of providing federal income tax reporting information to the Employee as required by law. Any notice to the Corporation required by this Agreement shall be sent via certified mail, return receipt requested or, hand-delivered to the Corporation at 7620 N.W. 25th Street, Unit 5, Miami, Florida 33122, Attn: Ezra Cohen.

     Each party, by five days' prior written notice to the other party in the aforesaid manner, may change the address to which notice shall be sent.

     10. ATTORNEYS' FEES. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees, whether at pretrial, trial or appellate levels, which may be set by the court in the same action or in a separate action brought for that purpose, including costs and fees for investigation and collection of any amount awarded in such action, in addition to any other relief to which the party may be entitled.

     11. GOVERNING LAW AND VENUE. This Agreement shall be governed by and construed under the substantive laws of the State of Florida, notwithstanding any choice of laws provision to the contrary. Any suit or any other action brought by either party in connection with this Agreement shall be brought only in Dade County, Florida.

     12. BINDING EFFECT. Execution of this Agreement by any one of the entities within the term "Corporation" is intended to be for the benefit of all such entities.

     13. ENTIRE AGREEMENT. This Agreement and the Termination Agreement to which it is an exhibit, contain the entire agreement between the parties, and supersedes any other agreement, oral or written, entered into between the parties.

     14. REFERENCES TO GENDER AND SINGULAR. The use in this Agreement of any gender shall be deemed to include the other gender. The use of the singular shall be deemed to include the plural, and vice-versa.

     15. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall constitute an original Agreement, but all of which shall be deemed to constitute one instrument.

     16. DESCRIPTIVE HEADINGS. The descriptive headings herein have been inserted for convenience only and shall not be deemed to limit or otherwise affect the construction or interpretation of this Agreement.

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


     17. PROPERTY OF THE CORPORATION. Employee hereby acknowledges and agrees that any and all information, software, localization process or application, copyrighted material, trademark or other tangible or intangible property used, developed, written or acquired by or with the assistance of Employee during the term of Employee's relationship with the Corporation are the sole and exclusive property of the Corporation or affiliated entity for whom Employee was working at the direction of the Corporation, and Employee has absolutely no right, title or interest thereto or therein.

WHEN FULLY EXECUTED, THIS DOCUMENT WILL CONSTITUTE A BINDING LEGAL DOCUMENT, WHICH MAY AFFECT OR RESTRICT EMPLOYEE'S EMPLOYMENT WITH OTHER EMPLOYERS IN THE FUTURE. YOU SHOULD TAKE THIS DOCUMENT TO YOUR LEGAL ADVISOR FOR COMPLETE REVIEW PRIOR TO EXECUTION.

CORPORATION:

By: /s/ EZRA COHEN
   ----------------------

Date: 6/27/97


EMPLOYEE:

By: /s/ EZRA HOMSANY
   ----------------------               Witnessses as to Employee:

Date: 6/18/97                           Name: DULCE JIMENEZ
                                             -----------------------------------
                                        Address: 1805 S.W. 107 Ave., Miami 33165
                                                -------------------------------

                                        Name: ILLEGIBLE
                                             -----------------------------------
                                        Address: 8353 Lake Dr.
                                                 ------------------------------

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